Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statement of Additional Information in this Post-Effective Amendment No. 20 to the Registration Statement (Form N-2 File No. 333-212323) and related Statement of Additional Information of CION Ares Diversified Credit Fund for the registration of shares of beneficial interests of Class A, Class C, Class I, Class L, Class U and Class W.

We also consent to the incorporation by reference therein of our report dated December 23, 2019, with respect to the financial highlights, senior securities and financial statements of CION Ares Diversified Credit Fund for the fiscal year ended October 31, 2019, included in the Annual Report (Form N-CSR) for 2019 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

February 28, 2020